2013 ANNUAL MEETING

RANDY RAMLO
CHIEF EXECUTIVE OFFICER
MAY 15, 2013

2012 Highlights

GAAP combined ratio improved to 101% from 112%

P&C statutory capital increased from $566 million to $586 million

Book value grew 6% to $28.90

GAAP expense ratio improved 4.2% to 31.5%

Pure loss ratio improved in both commercial lines and personal lines

Policy retention remained high at 82%

Retired remaining debt

Mercer integration substantially completed

Combined Ratio

	2010	2011	2012
Losses	52.3	61.5	49.3
ALAE	8.9	6.2	11.2
ULAE	7.7	8.8	10.0
U/W Expense	31.0	32.1	31.3
Combined Ratio	99.9	108.6	101.8

The above numbers are presented on a statutory basis rather than GAAP

Organic Growth in 2012

Growth Components

Rate Increases……………………	6.0%
New Business……………………	3.5%
Exposure Increases……………..	3.0%
Overall organic growth…………	12.5%

Statutory Improvement

	% Change		
	Premium Written	PH Surplus	Combined Ratio
United Fire Group	17.5	3.6	101.8
Top 25 Writers	3.5	6.6	102.8
Top 100 Writers	4.1	6.4	103.1
P/C Industry	4.4	6.1	103.2

Source: AM Best Research, Best's Statistical Study, U.S. P/C – 2012 Financial Results, March 2013

Rate Improvement



Rate Change Comparison
8.00%
4.00%
0.00%
-4.00%
-8.00%
-12.00%
-16.00%
1Q06
3Q06
1Q07
3Q07
1Q08
3Q08
1Q09
3Q09
1Q10
3Q10
1Q11
3Q11
1Q12
3Q12
1Q13
UFG
MarketScout
CIAB
CLIPS

Sources: marketscout.com; ciab.com; towerswatson.com

Investment Yield


5.5%
4.9%
4.6%
4.5%
4.0%
3.7%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
2007
2008
2009
2010
2011
2012

Premium Growth


Net Written Premiums
($ in 1,000's)
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012

Catastrophes

Catastrophe Loss Contribution



($ in millions, net of reinsurance)
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
$14
$76
$22
$20
$81
$65
$14
$5
81.3%
113.9%
115.2%
99.9%
112.1%
101.2%
93.8%
90.3%
(Combined Ratio)
2007
2008
2009
2010
2011
2012
1Q12
1Q13
Non-cat losses
Cat losses

Average CAT losses (2007-2012) -- $46 million; Average CAT losses (2001-2006) -- $20 million if Katrina losses normalized



Branson, Missouri Tornado

We began 2012 with unusual February tornadoes. We incurred $11.9 million in losses after reinsurance. The next two quarters were relatively calm until…



Super Storm Sandy

On October 29, 2012: Super Storm Sandy hit Atlantic City, NJ with a vengeance killing 125 people. Estimated economic damage was $50 billion; estimated industry insured losses were $25 billion. UFCS incurred losses of approximately $25 million. By the time Congress authorized funds for disaster relief, UFCS had settled and closed 75% of its claims – a testament to the superior customer service we offer. Sandy losses were $0.64 per share and added four percentage points to the combined ratio in 2012.

Top Eight States

Twelve months ended 12/31/12 - Property/Casualty ($ in millions)	*DPW $*	*DPW %*
Texas	88.0	12.9
Iowa	83.9	12.3
California	79.5	11.6
New Jersey	47.9	7.0
Missouri	44.7	6.6
Lousiana	38.5	5.6
Illinois	35.2	5.2
Colorado	31.8	4.7
All Other States	232.8	34.1

Capital Management

During 2012, United Fire paid an annual cash dividend of $0.60 per share

We repurchased 340,159 shares of common stock at an average price of $21.46

We are authorized by the Board of Directors to purchase an additional 1,129,720 shares of common stock (expires August 2014)

We redeemed the last remaining trust preferred securities and repaid $45 million of debt used as part of the Mercer Insurance transaction

We believe the best use of our capital is to write new, adequately priced business, which will be a focus in 2013.

Stock Price Improvement



35
30
25
20
15
10
5
0
12/3/2012
12/10/2012
12/17/2012
12/24/2012
12/31/2012
1/7/2013
1/14/2013
1/21/2013
1/28/2013
2/4/2013
2/11/2013
2/18/2013
2/25/2013
3/4/2013
3/11/2013
3/18/2013
3/25/2013
4/1/2013
4/8/2013
4/15/2013
4/22/2013
4/29/2013
5/6/2013

52-week high $29.59; low $16.50; current $29.00

2013 Objectives

Continued rate improvement in commercial and personal lines

Continued expansion/improvement of our BOP product

Increase our workers' compensation business

Market to larger accounts (over $100,000)

Appoint new agents in cities where we are under-represented

Capital management – organic growth

Reduce volatility in our results

Life Company
Initiatives for 2013

Geographic expansion – eight new states

Life / Annuity mix – goal is 50/50 in order to reduce exposure to interest sensitive products

Qualified care rider a huge success so continue

Lapse ratio under 5%

Automation commitment (ease of doing business)

Economy/Market Conditions
(Expectations for 2013)

Positive rate environment for six quarters

Rate increases are expected through 2013

Positive audit premium for the first time since 2008

Our insureds are adding exposures again at renewal

Policy count growth opportunities

1Q13 Highlights

Operating income per diluted share	$ 0.84
Book value per share	$30.01
Combined ratio	90.3%
Catastrophes impact on combined ratio	2.8%
Return on equity (ROE)	12.0%

Forward-Looking Statements

This presentation may contain forward-looking statements about our operations, anticipated performance and other similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. The forward-looking statements are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and/or projected. Such forward-looking statements are based on current expectations, estimates, forecasts and projections about our company, the industry in which we operate, and beliefs and assumptions made by management. Words such as “expect(s),” “anticipate(s),” “intend(s),” “plan(s),” “believe(s),” “continue(s),” “seek(s),” “estimate(s),” “goal(s),” “target(s),” “forecast(s),” “project(s),” “predict(s),” “should,” “could,” “may,” “will continue,” “might,” “hope,” “can” and other words and terms of similar meaning or expression in connection with a discussion of future operating, financial performance or financial condition, are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in Part I Item 1A “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 4, 2013 and our quarterly report on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 8, 2013. The risks identified on Form 10-K are representative of the risks, uncertainties, and assumptions that could cause actual outcomes and results to differ materially from what is expressed in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release or as of the date they are made. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Reconciliations of non-GAAP measures are on Page 32 of this presentation and also available in our quarterly news release, which are available on the Investors Relations page of our website www.UnitedFireGroup.com.

United Fire Group, Inc.

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